Exhibit 99.1

VYNE Therapeutics Announces Selection of Development Candidate VYN202, a Potential Best-in-Class Oral Small Molecule BD2-Selective BET Inhibitor for the Treatment of Immuno-Inflammatory Conditions

Preclinical studies suggest VYN202 has the potential to be the most potent and selective BET inhibitor in development

VYN202 has demonstrated a potent anti-inflammatory and anti-fibrotic effect in multiple validated preclinical models of autoimmune disease

IND-enabling studies are ongoing in anticipation of an IND filing by year-end

BRIDGEWATER, N.J., May 1, 2023 -- VYNE Therapeutics Inc. (Nasdaq: VYNE) (“VYNE” or the “Company”), a clinical-stage biopharmaceutical company developing proprietary, innovative and differentiated therapies for the treatment of immuno-inflammatory conditions, today announced the selection of a development candidate for its oral BD2-selective bromodomain and extra-terminal (“BET”) inhibitor program, VYN202, for the treatment of immuno-inflammatory conditions. The lead candidate was selected by VYNE from a library of BD2-selective BET inhibitors that VYNE exclusively licensed from Tay Therapeutics following the receipt of a robust package of preclinical data, including encouraging results from well-validated animal models in various autoimmune disorders. VYNE also obtained rights to several other BD2-selective BET inhibitor compounds with attractive molecular profiles that the Company may develop, at its discretion, in the future.

“After extensive testing of multiple compounds across several well-validated preclinical models, we are pleased to have selected a development candidate for VYN202, which is specifically designed to be delivered orally, for the treatment of immuno-inflammatory conditions,” said David Domzalski, President and Chief Executive Officer of VYNE. “We are encouraged by the potential class-leading data and profile demonstrated by VYN202 in preclinical studies to date, and we look forward to further progressing our IND-enabling program and advancing VYN202 into clinical development.”

VYN202 targets BET proteins that play key roles in regulating gene transcription via epigenetic interaction (“reading”) with specific chemical motifs on H3 and H4 histone N-terminal tail domains that extend beyond a nucleosome unit. As epigenetic readers, BET proteins are super-enhancers of gene transcription that drive the hyperactive production of many pro-inflammatory proteins that characterize autoimmune and autoinflammatory diseases. Recent research has highlighted BET proteins as important contributors in regulating both B cell and T cell activity and, in preclinical models, BET inhibitors have demonstrated the potential to treat a range of immuno-inflammatory and fibrotic diseases.1,2 Early generation systemic BET inhibitors that inhibit both the BD1 and BD2 domains of BET proteins (pan-BD BET inhibitors) have historically been associated with gastrointestinal and hematological toxicities, such as thrombocytopenia (low platelet counts) in clinical trials.3 BD1 functionality has been associated with the regulation of genes responsible for maintaining homeostatic cellular processing, and that selectively inhibiting BD1 or BD1 and BD2 may contribute to unwanted dose limiting toxicities.1,4 VYN202 is designed to be significantly more selective in inhibiting BD2 than BD1 with the objective of limiting the potential of similar safety concerns associated with earlier pan-BD BET inhibitors.

VYNE has initiated IND-enabling studies for VYN202 and intends to submit an IND by year-end. Under VYNE’s license agreement with Tay, VYNE has exclusive worldwide rights to the compounds in its InhiBET™ platform, including VYN202, for all human disease applications.

1.	Gilan et al, Science., 2020 April 24; 368(6489): 387

2.	Kawahito et al, Pulm. Pharma. & Therp., 2021; 70:102057

3.	Sun et al, Front. Pharmacol., 2021; 11:621093

4.	Faivre et al, Nature, 2020; 578:306

About VYNE Therapeutics Inc.

VYNE’s mission is to improve the lives of patients by developing proprietary, innovative and differentiated therapies for the treatment of immuno-inflammatory conditions. The Company’s unique and proprietary bromodomain & extra-terminal (BET) domain inhibitors, which comprise its InhiBET™ platform, includes a locally administered pan-BET inhibitor (VYN201) and an orally available BD2-selective BET inhibitor (VYN202) that were licensed from Tay Therapeutics Limited.

For more information about VYNE Therapeutics Inc. or its product candidates, visit www.vynetherapeutics.com. VYNE may use its website to comply with its disclosure obligations under Regulation FD. Therefore, investors should monitor VYNE’s website in addition to following its press releases, filings with the U.S. Securities and Exchange Commission, public conference calls, and webcasts.

Cautionary Statement Regarding Forward-Looking Statements

This release includes forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including, but not limited to, statements regarding VYNE’s plans and development timelines for VYN202, including the submission of an IND by year end, VYNE’s InhiBET™ platform, and other statements regarding the future expectations, plans and prospects of VYNE. All statements in this press release which are not historical facts are forward-looking statements. Any forward-looking statements are based on VYNE’s current knowledge and its present beliefs and expectations regarding possible future events and are subject to risks, uncertainties and assumptions that could cause actual results to differ materially and adversely from those set forth or implied by such forward-looking statements. These risks and uncertainties include, but are not limited to: VYNE’s ability to successfully develop its product candidates; the timing of commencement of future non-clinical studies and clinical trials; VYNE’s ability to enroll patients and successfully progress, complete, and receive favorable results in, clinical trials for its product candidates; VYNE’s intentions and its ability to obtain additional funding, either through equity or debt financing transactions or collaboration arrangements; disruptions related to COVID-19 or another pandemic, epidemic or outbreak of a contagious disease, on the ability of VYNE’s suppliers to manufacture and provide materials for VYNE’s product candidates, initiating and retaining patients in clinical trials, operating results, liquidity and financial condition; developments and projections relating to competitors and the pharmaceuticals industry, including competing drugs and therapies; the timing or likelihood of regulatory filings and approvals or clearances for product candidates; VYNE’s ability to comply with various regulations applicable to its business, including Nasdaq continued listing rules; VYNE’s ability to create intellectual property and the scope of protection it is able to establish and maintain for intellectual property rights covering its product candidates, including the projected terms of patent protection; risks that any of VYNE’s patents may be held to be narrowed, invalid or unenforceable or one or more of VYNE’s patent applications may not be granted and potential competitors may also seek to design around VYNE’s granted patents or patent applications; the timing, costs or results of litigation, including litigation to protect its intellectual property; VYNE’s ability to successfully challenge intellectual property claimed by others; estimates of VYNE’s expenses, capital requirements, its needs for additional financing and its ability to obtain additional capital on acceptable terms or at all; VYNE’s ability to attract and retain key scientific or management personnel; and VYNE’s expectations regarding licensing, business transactions and strategic operations. For a discussion of other risks and uncertainties, and other important factors, any of which could cause VYNE’s actual results to differ from those contained in the forward-looking statements, see the section titled “Risk Factors” in VYNE’s Annual Report on Form 10-K for the year ended December 31, 2022, as well as discussions of potential risks, uncertainties, and other important factors in VYNE’s subsequent filings with the U.S. Securities and Exchange Commission. Although VYNE believes these forward-looking statements are reasonable, they speak only as of the date of this announcement and VYNE undertakes no obligation to update publicly such forward-looking statements to reflect subsequent events or circumstances, except as otherwise required by law. Given these risks and uncertainties, you should not rely upon forward-looking statements as predictions of future events.

Investor Relations:

John Fraunces

LifeSci Advisors, LLC

917-355-2395

jfraunces@lifesciadvisors.com

Tyler Zeronda
VYNE Therapeutics Inc.
908-458-9106
Tyler.Zeronda@vynetx.com